Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Paul G. Gabos
(727) 530-7700

LINCARE HOLDINGS INC. ANNOUNCES THIRD QUARTER

AND NINE MONTH 2006 FINANCIAL RESULTS

Clearwater, Florida (October 23, 2006) — Lincare Holdings Inc. (NASDAQ:LNCR), a leading provider of oxygen and other respiratory therapy services delivered to patients in the home, today announced financial results for the quarter ended September 30, 2006.

For the quarter ended September 30, 2006, revenues were $358.0 million, a 12% increase over revenues of $320.1 million for the third quarter of 2005. The 12% increase in revenues is estimated by the Company to be comprised of 13% internal growth partially offset by a 3% reduction in Medicare pricing, and a 2% contribution from acquisitions. Net income for the quarter ended September 30, 2006, was $56.2 million compared to net income of $53.9 million for the third quarter of 2005. Diluted earnings per share were $0.57 for the quarter ended September 30, 2006, compared with $0.52 diluted earnings per share for the comparable prior year period.

Revenues for the nine months ended September 30, 2006, were $1.042 billion, an 11% increase over revenues of $940.5 million for the comparable period in 2005. The 11% increase in revenues is estimated by the Company to be comprised of 13% internal growth partially offset by a 5% reduction in Medicare pricing, and a 3% contribution from acquisitions. Net income for the nine months ended September 30, 2006, was $156.0 million compared to net income of $158.6 million for the first nine months of 2005. Diluted earnings per share were $1.57 for the nine months ended September 30, 2006, compared with $1.52 diluted earnings per share for the comparable period last year.

The financial results for the quarter and nine months ended September 30, 2006 were impacted by the required adoption of Statement of Financial Accounting Standards (SFAS) No. 123R, “Share –Based Payment,” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The Company adopted SFAS No. 123R as of January 1, 2006 using the modified prospective method, and accordingly, recognized $5.7 million and $15.1 million of pre-tax compensation expense during the third quarter and first nine months of 2006, respectively.

During the third quarter of 2006, Lincare completed the acquisition of two businesses with annual revenues of approximately $5.0 million. The acquired businesses were located in Indiana and Wyoming.

Lincare added 13 new operating centers in the third quarter, with 12 of those locations derived from internal expansion and one location derived from an acquisition. During the first nine months of 2006, Lincare opened 41 de novo locations and acquired eight companies with annual revenues of approximately $19.7 million. The total number of Lincare locations expanded to 927 at the end of the third quarter.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We are pleased with Lincare’s operating and financial performance in the third quarter and first nine months of 2006. We remain committed to our strategy of expanding market share in our core respiratory product lines and making selective acquisitions while controlling costs and reinvesting capital to support growth.”

The Company estimates that its cash flows in the third quarter of 2006 were negatively impacted by approximately $19.8 million due to a federally mandated hold on all payments to Medicare providers from September 22, 2006 through September 30, 2006. These held payments were subsequently released to Lincare during the first week of October, 2006.

Lincare generated $226.0 million of cash from operating activities during the first nine months of 2006. Investments of cash during the nine-month period included $79.0 million in net capital expenditures and $26.9 million in acquisition expenditures. The Company repurchased 3,023,448 shares of its common stock during the first nine months of 2006 for $115.0 million. Long-term obligations were $275.0 million and cash and short-term investments were $48.8 million at September 30, 2006.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of oxygen and other respiratory therapy services to patients in the home. The Company provides services and equipment to over 648,000 customers in 47 states.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and other third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operation of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this release.

LINCARE HOLDINGS INC.

Financial Summary

(Unaudited)

(In thousands, except share and per share data)

	For the three months ended
	September 30, 2006	September 30, 2005
Net revenues	$358,013	$320,121
Costs and expenses:
Costs of goods and services	80,648	65,388
Operating expenses	84,416	75,156
Selling, general and administrative expenses	73,301	62,550
Bad debt expense	5,370	4,802
Depreciation expense	24,736	23,731
Amortization expense	422	415

Operating income	89,120	88,079

Interest and other expense	1,656	2,071

Income before income taxes	87,464	86,008

Income taxes	31,242	32,136

Net income	$56,222	$53,872

Basic earnings per common share	$0.60	$0.55

Diluted earnings per common share	$0.57	$0.52

Weighted average number of common shares outstanding	93,795,295	98,293,999

Weighted average number of common shares and common share equivalents outstanding	100,258,345	105,505,911

	For the nine months ended
	September 30, 2006	September 30, 2005
Net revenues	$1,041,731	$940,479
Costs and expenses:
Costs of goods and services	232,941	189,493
Operating expenses	245,327	219,061
Selling, general and administrative expenses	217,354	187,034
Bad debt expense	15,626	14,107
Depreciation expense	73,899	68,626
Amortization expense	1,263	1,265

Operating income	255,321	260,893

Interest and other expense	5,166	6,969

Income before income taxes	250,155	253,924

Income taxes	94,142	95,323

Net income	$156,013	$158,601

Basic earnings per common share	$1.64	$1.59

Diluted earnings per common share	$1.57	$1.52

Weighted average number of common shares outstanding	94,867,355	99,604,756

Weighted average number of common shares and common share equivalents outstanding	101,755,830	107,102,092

LINCARE HOLDINGS INC.

Selected Balance Sheet Data

(Unaudited)

(In thousands)

	September 30, 2006	December 31, 2005
Cash and short-term investments	$48,777	$46,969
Accounts Receivable, Net	183,669	144,130
Current Assets	242,013	198,681
Total Assets	1,744,452	1,666,873
Current Liabilities	95,163	93,811
Long Term Obligations	275,000	275,436
Stockholders’ Equity	1,197,260	1,137,876